UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2019
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number

, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors has appointed Timothy R. Sopko, age 53, to the role of Chief Executive Officer of the Company beginning April 29, 2019. Mr. Sopko is the former Vice President and General Manager of Carleton Technologies Inc. (d.b.a. Cobham Mission Systems) in Orchard Park, New York, a Department of Defense Contractor with annual revenues in excess of $200 million. Prior to becoming Vice President and General Manager at Carleton in 2014, Mr. Sopko, held positions of increasing responsibility including, General Manager, Director of Engineering and Programs, Director of Engineering and Director of Business Development.

In connection with his employment, the Company provided an offer letter, dated as of March 18, 2019, which provides Mr. Sopko the following key compensation and benefits:

•	an annual base salary of $250,000;
•	an annual car allowance of $12,000;
•	eligibility to participate in the management bonus policy;
•	participation in the Company’s retirement, health and welfare, vacation and other benefit programs; and
•	eligibility for an annual incentive stock option award for 5,000 shares of the Company’s common stock

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	Offer Letter dated March 18, 2019 for Timothy Sopko.
99.1	Press Release dated April 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: April 11, 2019	By:	/s/ Alan R. Klembczyk
Alan R. Klembczyk, President